EXHIBIT 23





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholders of
ALLTEL Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-25382, 33-35343, 33-34495, 33-41234 and 33-48476) of
our report dated April 15, 1994, on our audit of the financial statements of the Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its Affiliates as of December 31, 1993 and 1992, and for the two years then ended, and of our report dated April 25, 1994, on our audit of the financial statements of the CP National Corporation Incentive Thrift Savings Plan as of December 31, 1993 and 1992, and for the two years then ended, which reports are incorporated by reference in this Amendment No. 2 to the 1993 ALLTEL Corporation Annual Report on Form 10-K.



                                           ARTHUR ANDERSEN & CO.

Little Rock, Arkansas
April 28, 1994












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